Commission Number 333-171893

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	7310	27-3051592
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

380 Lexington Ave, 17th Floor, New York, NY 10168
(Address of principal executive offices) (zip code)

(917) 310-0077
(Registrant’s telephone number, including area code)

(917) 591-9081
(Registrant’s fax number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(3)
Class A Common Stock , par value $.001	10,000,000	$$0.05	$500,000	$58.05
Total Registration Fee				$58.05

(1)
An indeterminate number of additional shares of Class A Common Stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)
The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

(4)	The Offering will be valid for 180 days after this registration statement becomes effective.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS, Dated March 10, 2011

THE GRAYSTONE COMPANY, INC.

A DELAWARE CORPORATION

10,000,000 Shares of Class A Common Stock
$0.05 per share

We are offering for sale a maximum of 10,000,000 shares of our Class A Common Stock in a self-underwritten offering directly to the public at a price of $0.05 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share. If all 10,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. This is our initial public offering and no public market currently exists for shares of our Class A Common Stock.

We intend for our Class A Common Stock to be sold by our Officers and Directors. Such persons will not be paid any commissions for such sales.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our Class A Common Stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ________, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is March 10, 2011

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as  may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Graystone” “we,” “us,” and “our” refer and relate to The Graystone Company, Inc.

Our Company

The Graystone Company, Inc. (“Graystone”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of New York on May 27, 2010 under the name of Argentum Capital, Inc.   Graystone was reincorporated in Delaware on January 10, 2011 and subsequently renamed the Company to The Graystone Company, Inc on January 14, 2011.  Graystone is domiciled in the state of Delaware, and its corporate headquarters are located in New York, New York. The Company selected December 31 as its fiscal year end.

Business of Registrant

The Graystone Company, Inc. is a holding company operating various divisions engaged in a number of diverse business activities. The Company began operating in July 2010 under the d/b/a paypercallexchange.com.  In November 2010, the Company began operating a separate division to provide consulting services.  In January 2010, the Company began to operate a real estate division and natural resources division.

Marketing Division.  This division operates under the name paypercallexchange.com. This division began operating in July 2010. The division serves as an advertising and customer acquisition firm for 3rd party entities.  The Company places generic interactive advertisements, through our proprietary process and technologies, in numerous mediums, e.g. print, web, skype and mobile. These generic advertisements are placed for different services and products, e.g. cable & satellite services, mortgage refinancing, credit repair, travel agent services, auto insurance, substance abuse rehabilitation, 24-hour locksmith, website development, cosmetic surgery, timeshares, cruises and legal services.  Each of these advertisements have a unique phone number for individuals interested in the products or services to call for more information.  When AN individual calls that specific phone number, the call is automatically forward to one of our clients, which we refer to as a lead.  The software tracks the time and date of the phone call, the duration of the phone call, the caller id, city and state of the caller, repeat calls from the same number, the number the call was transferred to and the advertisement that generated the call.  The Company charges its clients for each call that is transferred to them in which the duration is over an agreed upon length (usually 10 seconds).

Our  proprietary process and software includes the knowledge of how to generate the maximum number of calls at the lowest cost possible, the type of advertisements placed, the days and hours of such advertisement placement, the medium such advertisements should be placed, the ability to track the advertisement's efficiency and to track the results of each advertisement placed.   Through the use of these proprietary methods, the company provides lead sources to our clients at competitive pricing.  In January 2011, the Company generated 1,599 leads, up from the 1,386 leads (15% increase) generated in December 2010; and1,090 leads generated in November 2010 (46% increase). For additional information regarding this division please refer to "Business of Registrant" on page 21.

Consulting Division.  This division operates under the name Graystone Ventures.  Graystone Ventures began operating in November 2010.  This division is a strategic, financial and operational consulting entity, which allows clients to outsource aspects of their business.   This division focuses primarily on early staged companies and nano-cap an micro-cap public companies but also assists growth and mature companies as well.  This division provides services in the areas of marketing, sales and operations.  We strive to create and manage combined cost-reduction/expansion strategies for our clients.   The Company refers to nano-cap companies as those with a market capitalization of under $10 Million and micro-cap companies as those with a market capitalization of under $100 Million.  The Company believes that these entities cannot afford internal staff to handle the services that we provide and therefore are looking for cost effective alternatives.  For additional information regarding this division please refer to "Business of Registrant" on page 22.

Real Estate Division.  This division operates as Graystone Properties.  This division began operations in January 2011 and expects to begin acquiring residential real estate in our 2nd Quarter of 2011.  The Real Estate Division focuses on the acquisition, development and management of single-family and mutli-family properties in the United States.  For additional information regarding this division please refer to "Business of Registrant" on page 22.

Natural Resources Division.  This division began operating in January 2011 and operates under the name Graystone Mining.  This Division is engaged in the business of acquiring gold, silver, precious metal and gems and other mineral properties with proven and/or probable reserves.  The Company is currently exploring purchasing or entering into joint venture agreements for mining properties in Nevada, Montana, Alaska, California, Mexico and South America.  The Company, as of the date of this Prospectus,  has not acquired any properties that have economically viable mineral deposit on the property, and there is no assurance that we will.  For additional information regarding this division please refer to "Business of Registrant" on page 22.

Our Direct Public Offering

We are offering for sale up to a maximum of 10,000,000 shares of our Class A Common Stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share. The expenses associated with this offering are estimated to be $9,000. This is our initial public offering and no public market currently exists for shares of our Class A Common Stock. We can offer no assurance that an active trading market will ever develop for our Class A Common Stock.  This is our initial public offering and no public market currently exists for shares of our Class A Common Stock. We can offer no assurance that an active trading market will ever develop for our Class A Common Stock.

The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Company’s address is 380 Lexington Ave, 17th Floor, New York, New York 10168 and our phone number is (917) 310-0077.

SUMMARY OF THIS OFFERING

Issuer	The Graystone Company, Inc.

Securities being offered	Up to 10,000,000 shares of Class A Common Stock, our Class A Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Class A Common Stock.”

Per Share Price	$0.05

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Total shares of Class A Common Stock outstanding prior to the offering	54,750,000 shares

Shares of Class A Common Stock being offered by us:	10,000,000 shares

Total shares of Class A Common Stock outstanding after the offering:	64,750,000 shares

Total shares of Class B Common Stock outstanding before and after the offering:	700,000 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $9,000.

Use of Proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business, and working capital. See “Use of Proceeds” beginning on page 14.

Risk Factors
There are substantial risk factors involved in investing in our Company.  For a discussion of certain factors you should consider before buying shares of our Class A Common Stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Class A Common Stock could decline, and an investor in our securities may lose all or part of their investment. Currently, shares of our Class A Common Stock are not publicly traded.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

The Company has minimal revenue, has not acquired any real property or any properties containing natural resources as a result the Company needs to engage in additional, substantial development work within each of its division.

The Company has had minimal revenue from its operations which make an evaluation of our future performance and prospects difficult.  Additionally, the Company has not acquired any real property or properties that contain any natural resources.  The company has substantial development work with each of its division.  Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties that may be encountered in the expansion of our business based on our planned operations.  Furthermore, the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations, which are described in more detail below beginning on page 21.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Messrs. J.W. Mezey and Paul Howarth. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors.

The Company is dependent on a limited number of prospects. Injury or loss to any one of these prospects could substantially and adversely affect the Company's operations.

The success of the Company will be dependent on a limited number of prospects.   Additionally, the Company is dependent on its largest 2 clients for 74% of its marketing revenue.  Injury or loss to any one of these prospects could substantially and adversely affect the Company's operations. The Company is currently attempting to increase it’s customer base and diversify it’s operations.  However, until the Company is successful, if at all, in these attempts it will be depend on a limited number of sources for revenue.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company which may have an adverse impact on our Company’s activities.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company.  J.W. Mezey and Paul Howarth both currently are engaged in activities similar to the Company, such as acquiring real estate in their personal name and consulting to various businesses.   Mr. Mezey and Mr. Howarth have both agreed and understand that the Company shall be presented with any business opportunity, that is within the Company's line of business, presented to either as an individual as described in more detail on page 33.  They may only act upon these business opportunities if the Company passes on such opportunity.  This is enforceable and binding upon J.W. Mezey and Paul Howarth as it is part of the Code of Ethics that each has executed.  The Company has not adopted any formal written policies or procedures regarding the review, approval or ratification of related party transactions.

The Company's dividend policy may restrict growth and lead to dilution.

 The Company has paid dividends on its Class A Common Stock in the past.  The Company intends to continue to pay dividends.  Beginning in February 2011, the Company has decided to distribute at least 70% of its net income it has received to the shareholders as dividend payments.  As a result, the Company will be restricted in its growth potential.  In order to grow, the Company will need to raise additional capital which may cause dilution among the Company’s shareholders.

The Company’s dividends policy may be terminated at any time as such you may not receive dividends from your investment.

Even though the Company has issued dividends in the past and intends to continue paying dividends.  Such dividends will be directly dependent upon the earnings of the Company, its financial requirements, ability to raise capital and other factors.  As a result of these factors, the Board of Directors may determine it is in the Company’s best interest to cease paying dividends in the future.

We cannot guarantee that an active trading market will develop for our Class A Common Stock which may restrict your ability to sell your shares.

There is no public market for our Class A Common Stock and there can be no assurance that a regular trading market for our Class A Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Class A Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. There has not been a market for our Class A Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares may be subject to the “penny stock” rules which might  subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities.

Due to the control by management of 84% of issued and outstanding Class A Common Stock and 90% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 90% of our issued and outstanding Common Stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the Board of Directors;
•	Removal of directors;
•	Amendment to the our certificate of incorporation or bylaws; and

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Class A Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.  Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability to penetrate new markets, attract new customers and execute on our divisions business plans. While we are currently able to fund all basic operating costs it is possible that we may require additional funding in the future to achieve all of our proposed objectives.

If we raise additional capital through the issuance of debt, this will result in increased interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our Class A Common Stock.  If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants).  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Sales of our Class A Common Stock in the public market could lower our market price for our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

Due to limited liquidity in our shares, if a public market does develop, the market price of our Class A Common Stock may fluctuate significantly which could cause a decline in value of your shares .

There is no public market for our Class A Common Stock and there can be no assurance that a regular trading market for our Class A Common Stock will ever develop or that, if developed, it will be sustained.  If a public market does develop, the market price of our Class A Common Stock may fluctuate significantly in response to factors, some of which are beyond our control.  The  market  price  of  our  common  stock  could  be  subject  to   significant fluctuations  and the market  price  could be  subject  to any of the  following factors:

•	our failure to achieve and maintain profitability;
•	changes in earnings estimates and recommendations by financial analysts;
•	actual or anticipated variations in our quarterly and annual results of operations;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•	loss of significant clients or customers;
•	loss of significant strategic relationships; and
•	general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Class A Common Stock, which could cause a decline in the value of our shares. Price volatility may be worse if the trading volume of our Class A Common Stock is low.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Delaware law.  Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on a direct participation basis with no minimum offering required which may adversely impact the implementation of our business plan.

We are offering shares on a direct participation basis and with no minimum offering.  As such we may not receive sufficient proceeds to fund our planned operations or the costs of this offering.  If we are not able to receive sufficient proceeds  would cause a  delay in the implementation of our planned operations.  If we do not raise sufficient funds in this offering to fund our proposed operations or even cover the costs of this offering, you may lose your entire investment.

Risks Related to Our Real Estate Division

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, REITs, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

The Company currently does not own or manage any real property, however, upon the acquisition of such properties the actual rents we receive for the properties in our portfolio may be less than our asking rents, and we may experience a decline in realized rental rates from time to time thereby our ability to generate cash flow growth will be negatively impacted.

The Company currently does not own or manage any real property or received any rental income to date , however, upon the acquisition of such properties, we may be unable to realize our asking rents across the properties in our portfolio, which may result of various factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, . In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.

Recent disruptions in the financial markets and continuing poor economic conditions could adversely affect the values of any properties that we acquire and our ongoing results of operations.

Disruptions in the capital markets during the few two years have constrained equity and debt capital available for the acquisition of real and property and have consequent caused reductions in property values. Furthermore, the current state of the economy and the implications of future potential weakening may negatively impact real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our properties. The current downturn may impact our future tenants’ financial resources directly, reducing their ability to pay rent.

Liquidity in the global credit market has been significantly contracted by market disruptions in recent years, making it more costly to obtain acquisition financing, new lines of credit or refinance existing debt, when debt financing is available at all.

•	The occurrence of these events could have the following negative effects on us:
•	the values of our properties could decrease below the amounts we paid for the properties;
•	revenues from our properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible receivables; and
•	we may not be able to refinance our future indebtedness or to obtain debt financing on attractive terms.
•	These factors could impair our ability to make distributions to you and decrease the value of your properties in us.

Financial markets are still recovering from a period of disruption and recession, and we are unable to predict if and when the economy will stabilize or improve which could adversely affect our financial condition and our ability to raise capital on favorable terms to the Company.

The financial markets are still recovering from a recession, which created volatile market conditions, resulted in a decrease in availability of business credit and led to the insolvency, closure or acquisition of a number of financial institutions. While the markets show signs of stabilizing, it remains unclear when the economy will fully recover to pre-recession levels. Continued economic weakness in the U.S. economy generally or a new recession would likely adversely affect our financial condition and that of our tenants and could impact the ability of our tenants to pay rent to us.

We may not be able to operate our business or implement our operating policies and strategies successfully which could result in the loss of some or all of your investment .

The results of our operations depend on many factors, including, without limitation, the availability of opportunities for the acquisition of attractively priced residential properties, the level and volatility of interest rates, readily accessible funding in the financial markets and our ability to cost-effectively hedge risks as well as overall economic conditions. We may not be able to maintain any agreements with our lenders on favorable terms or at all. Furthermore, we may not be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus, which could result in the loss of some or all of your investment.

Future terrorist attacks in the United States could harm the demand for and the value of our properties which could result in a negative impact on our business and ability to collect rents and/or sell properties we may acquire .

Future terrorist attacks in the U.S., such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war could harm the demand for and the value of our properties even if not directed at our properties. A decrease in demand could make it difficult for us to renew or re-lease our properties at lease rates equal to or above historical rates.

Terrorist attacks also could directly impact the value of our properties through damage, destruction, loss, or increased security costs, and the availability of insurance for such acts may be limited or may cost more. To the extent that our tenants are impacted by future attacks, their ability to continue to honor obligations under their existing leases with us could be adversely affected. Additionally, certain tenants have termination rights or purchase options in respect of certain casualties. The terrorist attacks that occurred on September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. The lack of sufficient insurance for these types of acts could expose us to significant losses and could have a negative impact on our operations. Even if we receive casualty proceeds, we may not be able to reinvest such proceeds profitably or at all, and we may be forced to recognize taxable gain on the affected property. Failure to reinvest casualty proceeds in the affected property or properties could also trigger our tax indemnification obligations under our agreements with certain limited partners of our operating partnership with respect to sales of specified properties.

Potential losses such as those from adverse weather conditions, natural disasters and title claims, may not be fully covered by our insurance policies resulting in significant costs and the loss of the capital invested in the damaged properties as well as the anticipated future cash flows from those properties .

Our business operations are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters that could cause significant damage to the properties in our portfolio. Although we intended to obtain insurance for our properties, our insurance may not be adequate to cover business interruption or losses resulting from adverse weather or natural disasters. In addition, our insurance policies may include substantial self-insurance portions and significant deductibles and co-payments for such events, and recent hurricanes in the United States have affected the availability and price of such insurance. As a result, we may incur significant costs in the event of adverse weather conditions and natural disasters. We may discontinue certain insurance coverage on some or all of our properties in the future if the cost of premiums for any of these policies in our judgment exceeds the value of the coverage discounted for the risk of loss.

Furthermore, we will not carry insurance for certain losses, including, but not limited to, losses caused by certain environmental conditions, such as mold or asbestos, riots or war. In addition, our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. As a result, we may not have sufficient coverage against all losses that we may experience, including from adverse title claims.

If we experience a loss that is uninsured or which exceeds our policy limits, we could incur significant costs and lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

In addition, certain of our properties could not be rebuilt to their existing height or size at their existing location under current land-use laws and policies. In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications and otherwise may have to upgrade such property to meet current code requirements.

Real estate market conditions at the time we decide to dispose of a property may be unfavorable which could reduce the price we receive for a property and lower the return on your investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

If we sell properties by providing financing to purchasers of our properties, distribution of net sales proceeds to our stockholders would be delayed and defaults by the purchasers could reduce our cash available for distribution to stockholders.

Although we currently do not own any properties, once we do acquire properties we may sell these properties to our tenets. If we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could reduce our cash distributions to you. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Risks Related to our Natural Resource Division

We currently do not have any mineral rights or own any properties that may contain such mineral rights as a result the Company needs to engage in additional, substantial development work before it may begin full operations of its mining division .

The Company currently does not possess any mineral claims or any property that may contain such mineral rights.  The Company intended to shortly begin looking at properties for mineral right claims.  The Company does not intend to be in the exploration business but rather will acquire proven mineral rights from mining exploration companies or mining trusts. There are no assurances that the Company will be able to locate any properties with mineral rights or be able to come to acceptable terms to acquire such a property.

Our mining production activities are highly speculative and involve substantial risks which could result in material adverse effect on our results and financial condition .

The mining production work on any acquired mining properties may not result in the discovery of mineable deposits of ore in a commercially economical manner. However if mineable deposits of ore does exist, there may be limited availability of water, which is essential to mining operations, and interruptions may be caused by adverse weather conditions. Our operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls. Our exploration activities are subject to substantial hazards, some of which are not insurable or may not be insured for economic reasons. Any of these factors could have a material adverse effect on our results and financial condition.

We are sensitive to fluctuations in the price of gold and other minerals, which is beyond our control. The price of gold and other metals is volatile and price changes are beyond our control. These fluctuations may have a material adverse effect on the price in which we can sell any gold that we may obtain and therefore result in a reduction in the Company’s cash position and the viability of our projects.

The prices for gold and other metals fluctuate and are affected by numerous factors beyond our control. Factors that affect the price of gold and other metals include consumer demand, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs of and the viability of our projects.

Mineral production and prospecting is highly competitive and speculative business therefore we may not be successful in obtaining properties that have commercially viable ore deposits.

The process of mineral production and prospecting is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and financial and human resources than us. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire new projects. However, while we compete with other exploration companies, once we acquire a claim there is no competition for the exploration or removal of mineral from such claim in which we acquire.

Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects. The historical trend toward stricter environmental regulation may continue, and, as such, represents an unknown factor in our planning processes which could adversely impact our production and profitability .

All mining in United States is regulated by the government agencies at the Federal and State levels. Compliance with such regulation could have a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs will be related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property, in order to obtain governmental approval to mine on the properties, is also a part of the overall operating costs of a mining company.

The gold and mineral mining business is subject not only to worker health and safety, and environmental risks associated with all mining businesses, but is also subject to additional risks uniquely associated with gold and other minerals mining. Although we believe that our operations will be in compliance, in all material respects, with all relevant permits, licenses and regulations involving worker health and safety, as well as the environment, the historical trend toward stricter environmental regulation may continue. The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.

Mining activities are subject to extensive regulation by Federal and State governments. Future changes in governments, regulations and policies, could adversely affect our results of operations for a particular period and our long-term business prospects.

 Mining and exploration activities are subject to extensive regulation by Federal and State Governments. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside of our control.

Because of the inherent dangers involved in mineral production, there is a risk that we may incur liability or damages as we conduct our business which could have a material adverse effect on the Company’s financial position .

Exploration and establishment of mining operations  and production involves numerous hazards. As a result, the Company may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which the Company cannot insure or against which the Company may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

Once the Company obtains a mineral claim if we do not conduct mineral production on our mineral claims and keep the claims in good standing, then our right to the mineral claims will lapse and we will lose everything that we have invested and expended towards these claims.

Once the Company obtains a mineral claim we must begin mineral production work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or keep the claims in good standing, then our right to the claims may lapse and we will lose all interest that we have in these mineral claims.

We cannot accurately predict whether commercial quantities of ores will be established on the properties that we acquire which could impact the viability of our projects .

Whether an ore body will be commercially viable depends on a number of factors beyond our control, including the particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We cannot predict the exact effect of these factors, but the combination of these factors may result in a mineral deposit being unprofitable which would have a material adverse effect on our business. We have no mineral producing properties at this time.

We may not be able to establish the presence of minerals on a commercially viable basis which could result in a part or complete lose of your entire investment .

Substantial expenditures will be required to develop the exploration infrastructure at any site chosen for exploration, to establish ore reserves through drilling, to carry out environmental and social impact assessments, and to develop metallurgical processes to extract the metal from the ore. We may not be able to discover minerals in sufficient quantities to justify commercial operation, and we may not be able to obtain funds required for exploration on a timely basis. Accordingly, you could lose your entire investment.

We will need to incur substantial expenditures in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors beyond our control, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. Our existing or future exploration programs or acquisitions may not result in the identification of deposits that can be mined profitably and you could lose your entire investment.

Our exploration activities are subject to various local laws and regulations which may have a material adverse effect on our result and financial conditions.

We are subject to local laws and regulation governing the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. We require licenses and permits to conduct exploration and mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a material adverse impact on our Company. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to close an operation once it is started until a particular problem is remedied or to undertake other remedial actions. This would have a material adverse effect on our results and financial condition.

We have uninsurable risks which could require Company resources to be spent to cover any loses from such risks which may have a material adverse effect on our financial position .

We may be subject to unforeseen hazards such as unusual or unexpected formations and other conditions. We may become subject to liability for pollution, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

We are subject to the volatility of metal and mineral prices such volatility may result in prices at levels that will make it not feasible to continue our exploration activities, or commence or continue commercial production which could adversely impact our production and profitability .

The economics of developing metal and mineral properties are affected by many factors beyond our control including, without limitation, the cost of operations, variations in the grade ore or resource mined, and the price of such resources. The market prices of the metals for which we are exploring are highly speculative and volatile. Depending on the price of gold or other resources, we may determine that it is impractical to commence or continue commercial production. The price of gold has fluctuated widely in recent years. The price of gold and other metals and minerals may not remain stable, and such prices may not be at levels that will make it feasible to continue our exploration activities, or commence or continue commercial production.

We may not have clear title to our properties which could result in a material effect on our business and may cause temporary or complete cessation of mining activities .

Acquisition of title to mineral properties is a very detailed and time-consuming process, and title to our properties may be affected by prior unregistered agreements or transfer, or undetected defects. There is a risk that we may not have clear title to all our mineral property interests, or they may be subject to challenge or impugned in the future, which would have a material adverse effect on our business and may result in temporary or complete cessation of mining activates.

Our mineral property interests may be subject to other mining licenses which could result in an inability to mining properties that we acquire which could adversely impact the viability of our mining claims and concessions .

There can be no guarantee that we will be successful in negotiating with mining license owners to acquire their rights if we determine that we need their permission to drill or mine on the land covered by such mining licenses.  If we are unable to obtain the necessary rights, viability of our mining claims and concessions could be materially impacted we may not be able to develop any such properties.

Summary

We believe it is important to communicate our expectations to investors.  There may be events in the future, however, that we are unable to predict accurately or over which we have no control.  The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provide examples of risks, uncertainties and events that may cause our actual  results to differ materially from the expectations we describe in our forward looking statements.  The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Dividend Policy

The board of directors has decided to distribute at least 70% of its net income it has received to the shareholders as dividend payments.  As a result, the Company will be restricted in its growth potential.  In order to grow, the Company will need to raise additional capital which may cause dilution among the Company’s shareholders.  The board may decided to cease future dividend payments depending on the results of our operations, our financial condition and other factors related to the business that the board, in its sole discretion, may consider relevant.

Item 4: Use of Proceeds.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. There is no assurance that we will raise the full $500,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

GROSS PROCEEDS FROM THIS OFFERING	$125,000		$250,000		$375,000		$500,000
Less: OFFERING EXPENSES
SEC Filing Expenses	$1,000	0.8%	$1,000	0.4%	$1,000	0.3%	$1,000	0.2%
Printing	$500	0.4%	$500	0.2%	$500	0.1%	$500	0.1%
Misc. Expenses	$2,500	2.0%	$2,500	1.0%	$2,500	0.7%	$2,500	0.5%
Legal and Accounting	$5,000	4.0%	$5,000	2.0%	$5,000	1.3%	$5,000	1.0%
SUB-TOTAL	$9,000	7.2%	$9,000	3.6%	$9,000	2.4%	$9,000	1.8%

Less:
Acquisition of Real Estate	$35,000	28.0%	$100,000	40.0%	$100,000	26.7%	$125,000	25.0%
Expansion of Marketing Division	$20,000	16.0%	$25,000	10.0%	$35,000	9.3%	$35,000	7.0%
Expansion of Consulting Division	$11,000	8.80%	$20,000	8.00%	$30,000	8.00%	$35,000	7.00%
Expansion of Natural Resource Division	$25,000	20.0%	$50,000	20.0%	$100,000	26.7%	$180,000	36.0%
Travel	$10,000	8.0%	$15,000	6.0%	$30,000	8.0%	$40,000	8.0%
Working Capital	$15,000	12.0%	$31,000	12.4%	$71,000	18.9%	$76,000	15.2%
SUB-TOTAL	$116,000	92.8%	$241,000	96.4%	$366,000	97.6%	$491,000	98.2%

TOTAL	$125,000	100%	$250,000	100%	$375,000	100%	$500,000	100%

The Use of proceeds set forth above demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve months.

Expansion of Marketing Division:  Please refer to description of if the registrant on Page 21 for more information regarding this division and its intended expansion.  The use of proceeds for this division are expected to relate to hiring a sales force and marketing to obtain additional clients.  Currently, these functions are are handled by our officers.

Expansion of Consulting Division:  Please refer to description of if the registrant on Page 21 for more information regarding this division and its intended expansion.  The use of proceeds for this division are expected to relate to hiring a sales force, marketing to obtain additional clients and staff to provide the services that we contracted to perform.  Currently, these functions are handled by our officers.

Acquisition of Real Estate:  Please refer to description of if the registrant on Page 21 for more information regarding this division and its intended expansion.  The use of proceeds for this division are expected to the acquisition of real estate for our Real Estate Division.

Expansion of Natural Resource Division:  Please refer to description of if the registrant on Page 21 for more information regarding this division and its intended expansion.  The use of proceeds for this division are expected to relate to the acquisition of mineral claims and equipment needed to begin the production of such mineral rights

These plans regarding the use of proceed are preliminary plans and not definitive plans and may changes if the circumstances are warranted.

Item 5: Determination of Offering Price.

Our Class A Common Stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of Class A Common Stock being covered by this prospectus at a price of $0.05 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our Class A Common Stock is not based on past earnings, nor is the price of our Class A Common Stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Item 6: Dilution.

We intend to sell 10,000,000 shares of our Class A Common Stock. We were initially capitalized by the sale of our Class A Common Stock. The following table sets forth the number of shares of Class A Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of Class A Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	54,750,000	84.5%	$67,500	11.9%	$0.0012
Purchasers of Shares	10,000,000	15.40%	$500,000	88.11%	$0.05
Total	64,750,000	100.00%	$567,500	100.00%	$0.01

The following table sets forth the difference between the offering price of the shares of our Class A Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2010.   Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold

Offering Price	$0.05	$0.05	$0.05	$0.05
	per share	per share	per share	per share

Net tangible book value at 12/31/10	$0.001	$0.001	$0.001	$0.001
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.016	$0.009	$0.005	$0.003
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.015	$0.008	$0.004	$0.002
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.034	$0.041	$0.045	$0.047
	per share	per share	per share	per share

Percent Dilution to New Investors	67.6%	81.7%	89.7%	94.8%

Item 7: Selling Security Holders.

Not Applicable

Item 8: Plan of Distribution.

We are offering for sale a maximum of 10,000,000 shares of our Class A Common Stock in a self-underwritten offering directly to the public at a price of $0.05 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share. If all of the 10,000,000 shares offered are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

In connection with the Company’s selling efforts in the offering, the Company's officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Company's officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not now, nor has she been within the past 12 months, a broker or dealer, and she has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which The Graystone Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We anticipate applying for trading of our Class A Common Stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. The Company currently does not intend to apply to get its Class B Common Stock to become trading. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of Class A Common Stock. There can be no assurance that a market for our Class A Common Stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our Class A Common Stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
●	contains a toll-free telephone number for inquiries on disciplinary actions;
●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
●	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	bid and offer quotations for the penny stock;
●	details of the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a Subscription Agreement;

2.	deliver a check or certified funds to us for acceptance or rejection,

3.	Pay cash by wire transfer of immediately available funds directly to Graystone:

*All wires for subscriptions must be made payable to "THE GRAYSTONE COMPANY."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, if our management believes that accepting the subscription from the potential investor is not in the Company's best interests. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. The Company will accept or reject any subscriptions within ten days of receipt, and any funds received related to the rejected subscription agreement will be return promptly without interest or deduction.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 9: Description of Securities to be Registered.

(a) Common and Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 705,000,000 shares of capital stock, of which 700,000,000 are shares of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock") and 5,000,0000 are shares of Class B Common Stock, par value $.001 per shares (the “Class B Common Stock”).  We have no authorized preferred stock.   As of January 26, 2011, 54,750,000 shares of Class A Common Stock and 700,000 shares of Class B Common Stock were issued and outstanding.

Class A Common Stock

The Certificate of Incorporation, as amended, authorizes the Company to issue up to 700,000,000 shares of Class A Common Stock ($0.0001 par value).  As of the date hereof, there are 54,750,000 shares of our Class A Common Stock issued and outstanding, which are held by 10 shareholders of record. Of these shares, 54,750,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Class A Common Stock are of the same class and have equal rights and attributes.  Holders of our Class A Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Unless otherwise required by the Delaware General Corporation Law, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Class A Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Class A Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Class B Common Stock

Our Certificate of Incorporation, as amended, authorizes the Company to issue up to 5,000,000 shares of Class B Common Stock ($0.001 par value).  As of the date hereof, there are 700,000 shares of our Class B Common Stock issued and outstanding, which are held by 3 shareholders of record. Of these shares, 700,000 are not registered and are restricted from sale pursuant to the Securities Act of 1933, as amended.  All outstanding shares of Class B Common Stock are of the same class and have equal rights and attributes. The Class B shares do not have the right to convert into Series A. Holders of our Class B Common Stock are entitled to one hundred (100) votes per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors at the same rate as those declared for Class A shareholder. Unless otherwise required by the Delaware General Corporation Law, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.  Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Class A Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Class A Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Preferred Stock

We have no authorized preferred stock.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 10: Interests of Name Experts and Counsel.

The financial statements for The Graystone Company, Inc. as of and for the period ended December 31, 2010 included in this prospectus have been audited by Collie Accountancy, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Item 11: Information with Respect to the Registrant.

Registrant Overview

The Graystone Company, Inc. (“Graystone”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of New York on May 27, 2010 under the name of Argentum Capital, Inc.   Graystone was reincorporated in Delaware on January 10, 2010 and subsequently renamed the Company to The Graystone Company, Inc on January 14, 2010.  Graystone is domiciled in the state of Delaware, and its corporate headquarters are located in New York, New York. The Company selected December 31 as its fiscal year end.

Competition.We compete with other companies for real financing and for the acquisition of new properties for our real estate division, mineral claims for our natural resources division, clients for both our marketing division and consulting division. Almost all companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on property or client acquisition, marketing their services to potential clients, and on development of their mineral rights. This competition could result in competitors having properties of greater quality and interest to prospective investors who may provide finance to the company.
Government Regulation. Mineral resource production and related operations are subject to extensive rules and regulations of federal, state and local agencies.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws.  There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out exploration program.

Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry. We believe that compliance with the laws will not adversely affect our business operations.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulation could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the cost of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

For example, United States mining and exploration activities are subject to various federal and state laws and regulations governing the protection of the environment, including the Clean Air Act; the Clean Water Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Endangered Species Act; the Federal Land Policy and Management Act; the National Environmental Policy Act; the Resource Conservation and Recovery Act; and related state laws. These laws and regulations are continually changing and are generally becoming more restrictive. Our activities outside the United States are also subject to governmental regulations for the protection of the environment.

The Company intends to begin its mining activities in Peru which has an easier regulatory system before beginning operations in the United States or other more regulated environments.

In Peru, mining activities are mainly carried out under a concession system. Article 9 of the General Mining Law defines mining concessions as real property rights distinct and separate from the real property where they are located.  The Company will begin operating in Peru as a small producer.  Article 91 of the General Mining Law classifies as ‘small producers’ those title-holders of mining concessions that meet the following requirements: (a) the extension of their concession is no more than 5,000 hectares; and (b) its processing or labor capacity does not exceed 350 metric tons per day in the case of non-metallic substances and 500 metric tons in the case of metallic substances.   The cost of claiming mineral rights in Peru is between $0.50 to $1.00 per hectares

Once we have obtained mineral rights in Peru we must comply with the following regulations in Peru:

(1)
Retain a firm to perform an environmental impact study.  Once the Company retains the firm, it may begin the process of sampling its claims.  Once the environmental impact study has been submitted and the Company has been granted the concession on its gold claims, we may begin full operations on the concessions;

(2)
Once we have been granted a concession, we are obligated to exploit the concession which requires us to meet a minimum annual production (not less than US $100 per hectare granted in the case of metallic substances and not less than US $50 per hectare granted in the case of non-metallic substances);

(3)	Comply, in carrying out our activities, with the systems, methods, and techniques for the best exploitation of the mining concession, subject to environmental protection and health rules;
(4)	Allow inspections by the mining authority; and
(5)	Submit the annual consolidated statement required by the Ministry of Energy and Mines.

The Company has not begun the process of obtaining any Governmental approvals as we don’t own any claims in Peru.  We are expecting to complete our first claim in late March or April 2011.

The Company has not determined what the governmental regulation requirements are for other countries or locals; except for Peru.  Once it has become likely that the Company will acquire or begin mining operations in another country or local, we will determine what the Company’s requirements and responsibilities are under those countries regulations.

Dependency on few customers. We currently are dependent on our 2 largest customers in our marketing division that account for 74% of our total revenue. The Company is subject to the risk that the loss of any these clients will materially affect the ability of the business to develop sufficient cash flow to fund its operating expenses. We have historically provided leads, as defined above on page 22, and continue to pursuant to our verbal agreements with these clients.  We have verbal agreements with these clients in which they purchase all the leads that the Company’s marketing division can generate in the substance abuse rehabilitation industry.  The terms of the verbal agreements do not materially differ from the other verbal agreements we have with all of the other clients of the Marketing Division. To limit our dependency on these clients in the future, the Company has begun to expand its operations to the other industries listed on page 22.

Intellectual Property. We currently own intangible assets that consist of proprietary technologies, trade secrets, and know-how that are not patentable related to our marketing division's operations.  We do not presently own any other copyrights, patents, trademarks, licenses, concessions or royalties.

Our Website. Our website currently under development and we expect it to be complete by March 31, 2011.

Facilities. Our executive, administrative and operating offices are located at 380 Lexington Ave, 17th Floor, New York, NY 10138.

Legal Proceedings. There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Employees. As of February 22, 2011, we have no employees other than our officers. We anticipate that we will be using the services of independent contractors as consultants to support our expansion and business development. We are not a party to any employment agreements.

Business of Registrant

The Graystone Company, Inc. is a holding company operating various divisions engaged in a number of diverse business activities. The Company began operating in July 2010 under the d/b/a paypercallexchange.com.  In November 2010, the Company began operating separate division to provide consulting services.  In January 2011 , the Company began to operate a real estate division and natural resources division.

Marketing Division.  This division operates under the name paypercallexchange.com. This division began operating in July 2010.  The division serves as an advertising and customer acquisition firm for 3rd party entities.  The Company places generic interactive advertisements, through our proprietary process and technologies, in numerous mediums, e.g. print, web, skype and mobile. These generic advertisements are placed for different services and products, e.g. cable & satellite services, mortgage refinancing, credit repair, travel agent services, auto insurance, substance abuse rehabilitation, 24-hour locksmith, website development, cosmetic surgery, timeshares, cruises and legal services.  Each of these advertisements have a unique phone number for individuals interested in the products or services to call for more information.  When an individual calls that specific phone  number, the call is automatically forward to one of our clients, which we refer to as a lead.  The software tracks the time and date of the phone call, the duration of the phone call, the caller id, city and state of the caller, repeat calls from the same number, the number the call was transferred to and the advertisement that generated the call.  The Company charges its clients for each call that is transferred to them in which the duration is over an agreed upon length (usually 10 seconds).

Our  proprietary process and software includes the knowledge of how to generate the maximum number of calls at the lowest cost possible, the type of advertisements placed, the days and hours of such advertisement placement, the medium such advertisements should be placed, the ability to track the advertisement's efficiency and to track the results of each advertisement placed.   Through the use of these proprietary methods, the company provides lead sources to our clients at competitive pricing.  In January 2011, the Company generated 1,599 leads, up from the 1,386 leads (15% increase) generated in December 2010; and1,090 leads generated in November 2010 (46% increase).

Expansion of Marketing Division:   The Company expects to need a minimum of $20,000 to fund its expansion plan for the Marketing Division over the next 12 months.  The Company intends to use this capital to increase its efforts to increase its clients base for its marketing division through the recruitment of a sales staff.  The Company expects that its expansion plans will occur in its 3rd quarter of 2011 and will be financed from the revenues from the Marketing Division.  However, if the Company raises sufficient capital from this offering, the expansion will occur at a sooner and be financed out of the proceeds of this offering.  Refer to Liquidity and Capital Resources on Page 29 for additional information.

Consulting Division.  This division operates under the name Graystone Ventures.  Graystone Ventures began operating in November 2010.  This division is a strategic, financial and operational consulting entity, which allows clients to outsource aspects of their business.  This division focuses primarily on early staged companies and public companies in the nano-cap  an micro-cap but also assists growth and mature companies as well.  This division provides services in the areas of marketing, sales and operations.  We strive to create and manage combined cost-reduction/expansion strategies for our clients.   The Company refers to nano-cap companies as those with a market capitalization if under $10 Million and micro-cap companies as those with a market capitalization if under $100 Million.  The Company believes that these entities cannot afford internal staff to handle the services that we provide and therefore are looking for cost effective alternatives.

Operational Consulting:   We assist companies in implementing strategies to achieve their business and corporate objectives through business and management consulting services, organizational transformation, and business communications.  Clients can outsource certain aspects of their business to us such as review of staffing needs, plans for staff reduction or recruitment,  coordinating with outside counsel, accountants (or auditors if the company is publicly traded) and other professionals.  These activities may include assisting clients in creating and following budgets, expansion plans, acquisition plans, staff reduction plans, staff retention efforts, and coordinating communication with its clients, investors, and/or shareholders.   This allows the client's management to focus on its business and the implementation of its business plan.

Marketing/Sales Consulting:  We assist companies in the development and implementation of marketing plans and budgets to increase awareness of its brands and increase sales while reducing the expense associated with these activities.  Many companies cannot afford to hire a marketing coordinator; as such we serve as an outsourced option whereby we coordinate advertising buying, creative design, and expansion of its marketing plan into areas such as TV and radio advertising.  Additionally, if our clients marketing plan have a pay per call component we can service these needs through our marketing division, paypercallexchange.com.
Expansion of Consulting Division:   The Company expects to need a minimum of $10,000 to execute its expansion plan for its Consulting Division over the next 12 months.  The Company intends to use this capital to increase its marketing efforts through direct marketing to companies, exploiting the current relationships the Company possess and the recruitment of sales and other staffing needs.  The Company expects that its expansion plans will occur in its 2nd quarter and 3rd quarter of 2011.  If the Company does not raise sufficient capital from this offering, the expansion will occur at a slower pace and will be dependent on the revenues of the Company. Refer to Liquidity and Capital Resources on Page 29 for additional information.

Real Estate Division.  This division operates as Graystone Properties.  This division began operations in January 2011 and expects to begin acquiring residential real estate in its 2nd quarter of 2011.

The Real Estate Division focuses on the acquisition, development and management of single-family and mutli-family properties in the United States.  Our real estate acquisitions are expected to include:

•	income-producing residential properties;
•	properties undervalued and/or in need of some repairs; and
•	new development properties.

We intend to seek potential property acquisitions meeting the above criteria and which are located throughout the United States. We believe the most important criteria for evaluating the markets in which we intend to purchase properties include:

•	historic and projected population growth;
•	historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired;
•	markets with historic and growing numbers of a qualified and affordable workforce;
•	high historic and projected employment growth;
•	markets where demographics support need for senior living and healthcare related facilities;
•	markets with high levels of insured populations;
•	stable household income and general economic stability; and
•	sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

Expansion Plans:   Our Real Estate Division, as of the date of this prospectus, has not yet acquired any properties.  The Company expects to need a minimum of $35,000 to acquire its first property and begin executing on its Real Estate Division Plan. The Company intends to begin the process of locating and identifying possible real estate acquisition targets in March 2011.  The Company is currently in discussions with individuals to work as consultants or employees to assist the Company in the identification of possible real estate acquisition targets; we expect to finalize these discussions in March 2011.  These individuals will be responsible for identifying possible real estate acquisition targets.  Additionally, these individuals, once we have acquired a property, will assist in soliciting and identifying possible tenants for our properties and for managing the properties as well.   We expect that the cost associated to these individuals will be between 10 and 15 percent of the gross rent we receive.  The Company intends to compensate these individuals through a percentage of the rents received in lieu of a salary or base pay in an effort to minimize our expenses and costs.  Since the staff and/or consultants retained by Company are paid through rents received, it allows for a reduction in the upfront capital requirements that the Company needs to begin operating its Real Estate Division.  Refer to Liquidity and Capital Resources on Page 29 for additional information.

Acquisition Timetable: The Company expects to begin identifying possible real estate acquisition targets immediately after it has recruited the individuals mentioned above.  However, the Company's ability to acquire properties will be limited to its then current financial condition.  It is possible that the Company will be not able to being acquiring properties until sufficient funds have been raised through this offering or through loans made to us by our officers and directors (which we have no commitments that our officers or directors will do so).

Natural Resources Division.  This division began operating in January 2011and operates under the name Graystone Mining.  This Division is engaged in the business of acquiring gold, silver, precious metal and gems and other mineral properties with proven and/or probable reserves.  The Company is currently exploring purchasing or entering into joint venture agreements for mining properties in Nevada, Montana, Alaska, California, Mexico and South America.  The Company, as of the date of this Prospectus,  has not acquired any properties that have economically viable mineral deposit on the property, and there is no assurance that we will.

The Company's Natural Resources Division intends to be a mine processing entity whereby we locate and extract mineral deposits for refining.  The Company does not intend to engage in general exploration activities.  Exploration involves the prospecting, sampling, mapping, drilling and other work involved in searching for ore on properties.   Exploration is time consuming and costly as it requires an evaluation of the land's geology, analyst of  the geochemistry of soil sediment and water, and drilling of numerous test holes and testing these for the presence of minerals.  The Company instead will focus on acquiring or entering into joint ventures with entities that have already found, through exploration, proven or probable mineral ore reserves.  The Company will be able to focus its attention on processing mineral resources instead of having to also have exploration activities to locate new sites that may have mineral ore deposits.  Thereby, the Company can more efficiently explore the properties that it acquires, or has a joint venture with, that have proven or probable reserves and deploy the Company's resources and machinery; thereby, allowing the Company to generate revenue quicker since its properties will already have a map of possible of ore locations.

The Company intends to initially focus on acquiring or entering into joint venture agreements with regard to mining Gold.  Gold is a rare metal. Its chemical symbol Au, is named after Aurora, the Roman goddess of the dawn. The purity of gold is described by its fineness in parts per 1,000 or by the carat scale. Pure gold is 24 carat or 1,000 fine.

The price of gold and other precious metals is quoted in terms of troy ounces. The term "troy" is derived from Troyes, France, a major trading city of the Middle Ages. One troy ounce equals 31.1 grams.

The Company expects that its cost of acquiring properties with proven or probable reserves will cost between 15% and 20% of the total amount that is extracted from these sites.  Additionally, the Company expects the acquisition cost of the machinery needed to perform the extraction to be between $50,000 and $500,000.  The Company anticipates that its staffing cost related to the extraction of the mineral ore will be between 20% to 25% of the total amount that is extracted from these sites.

Expansion Plan for Natural Resources Division:   The Company expects to need a minimum of $25,000 to begin executing its business plan for the Natural Resources Division. The Company has begun preliminary discussions with a mining exploration company to acquire gold claims in Peru.  The Company expects to enter into a letter of intent for such properties in late March or April 2011.   In anticipation of acquiring the gold claims in Peru, the Company has entered into preliminary negotiations to acquire the necessary processing machinery for the exploration process and expects to acquire the machinery in the 2nd Quarter of 2011.  The Company is expecting to be able to finance these machines through its mining activities whereby the Company will pay for the machines based on the amount of ore it extracts.  This will provide a higher cost to the Company for the equipment but provides the Company with the ability to acquire the machines with limited cash outlay and reduce the minimum amount of capital required to begin operations in the natural resources divisions.  If the Company fails to extract any ore within an agreed upon timeframe, most likely to be between 6 - 12 months, the Company will have to return the equipment.   The Company expects to deploy one processing machine within 30 days of it acquiring a property with mineral resources.  The Company intends to deploy additional machines every two months thereafter.  The Company expects to acquire two properties and be able to deploy 4-5 extraction machines over the next 12 months. However, this may limited by the amount of net proceeds we receive from this offering and if we are generating any revenue from our mineral extraction processes.  The Company’s intention of financing the acquisition of mining extraction  machine through the amount of ore extracted, as described above,  and to pay our mining employees and/or consultants a percentage of the mineral extracted reduces the amount of the capital the Company needs to be begin operating its Natural Resources Division.  As such, the Company expects that it would need a minimum of $25,000 which would relate to the acquisition of its mining claims, the environmental impact study and other necessary permitting requirements as well as the initial payment for the necessary machinery.   Refer to Liquidity and Capital Resources on Page 29 for additional information.

Property

Our principal executive office is located in Manhattan, New York and satellite offices in the Los Angeles Metropolitan area of California.  Our office space is provided to us by the officers of the company.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market Information.

Our Class A and Class B Common Stock is not trading on any stock exchange.

(b) Holders.

As of January 25, 2010 there were 10 holders of our Class A Common Stock for an aggregate of 54,750,000 shares of the Class A Common Stock issued and outstanding.

As of January 25, 2010 there were 3 holders of our Class B Common Stock for an aggregate of 700,000 shares of the Class B Common Stock issued and outstanding.

 (c) Dividends.

 The Company has paid dividends on its Class A Common Stock in the past.  The Company intends to continue to pay dividends.  Beginning in February 2011, the Company has decided to distribute at least 70% of its net income it has received to the shareholders as dividend payments.  As a result, the Company will be restricted in its growth potential.  In order to grow, the Company will need to raise additional capital which may cause dilution among the Company’s shareholders.

Transfer Agent

The Company will take as its own transfer agent.  Once the Company becomes a trading company, we intended to retain Cleartrust, LLC to serve as its transfer agent.

Legal Matter

Certain legal matters with respect to the issuance of the securities offered hereby were passed upon by Brinen & Associates, LLC.

Financial Statements and Supplementary Data

The Company's financial statements for the year ended December 31, 2010, have been audited to the extent indicated in their report by Collie Accountancy an independent registered public accounting firm. The financial statements have been prepared in accordance with generally accepted accounting principles.  Please see the Financial Statements Index on page F-1.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Revenue

For the Nine Months Ending September 30, 2010.

For the Nine Months ended September 30, 2010, the Company generated net gross revenue of $16,148 with a net profit of $14,533. The Company provided discounts of $1,615.

Marketing Division:

Paypercallexchnge.com
Revenue	$16,148
Refund/Discount	$(1,615)
Gross Revenue	$14,533

For the Fiscal Year Ending December 31, 2010.

For the fiscal year ending December 31, 2010, the Company generated gross revenues of $68,824 on gross revenue of $74,804.  The Company provided discounts of $5,980.  These discounts were volume based discounts given to clients. The revenue was generated as follows:

Marketing Division:

Paypercallexchnge.com
Revenue	$49,804
Refund/Discount	$(5,980)
Gross Revenue	$43,824

Consulting Division:

Graystone Ventures
Revenue	$25,000
Refund/Discount	0
Gross Revenue	$25,000

Cost of Goods Sold

For the Nine Months Ending September 30, 2010.

For the Nine Months ending September 30, 2010, the Company had $2,354 in Cost of Goods Sold (COGS).  The COGS consist of the Company’s expenses related to the generating the leads it sells to clients to generate revenue for its marketing division paypercallexchange.com and its merchant fees.

Media Purchased for Clients	$2,250
Merchant Fees	$104
Total COGS	$2,354

For the Fiscal Year Ending December 31, 2010.

For the fiscal year ending December 31, 2010, the Company had $14,074 in Cost of Goods Sold.  The COGS consist of the Company’s expenses related to the generating the leads it sells to clients to generate revenue for its marketing division paypercallexchange.com and its merchant fees.

Media Purchased for Clients	$13,634
Merchant Fees	$440
Total COGS	$14,074

Operating Expenses

For the Nine Months Ending September 30, 2010.

For the Nine Months ending September 30, 2010, the Company had $250 in Operating Expenses.  These expenses related to the bank charges related to the company’s merchant account set up.

For the Fiscal Year Ending December 31, 2010.

For the fiscal year ending December 31, 2010, the Company had $6,409 in Operating Expenses.  These break down as follow:

$5,000 in legal fees related to contract drafting and review for clients
$862 in computer and internet expenses
$372 in bank charges and merchant account set up fees
$168 in incorporation expenses
$7 in shipping (non-cogs) expenses

Net Profit

For the Nine Months Ending September 30, 2010.

For the Nine Months ending September 30, 2010, the Company had Net Profits of $11,929.  This was derived as follows:

Gross Income:	$16,148
Discounts:	$1,615
COGS:	$2,354
Expenses:	$250
Net Profits:	$11,929

For the Fiscal Year Ending December 31, 2010.

For the fiscal year ending December 31, 2010, the Company had Net Profits of $45,526.  This was derived as follows:

Gross Income:	$74,804
Discounts:	$5,980
COGS:	$14,074
Expenses:	$6,409
Accrued Taxes:	$2,815
Net Profits:	$45,526

Dividends

For the Nine Months Ending September 30, 2010.

For the Nine Months ending September 30, 2010, the Company did not issue any dividends.

For the Fiscal Year Ending December 31, 2010.

For the fiscal year ending December 31, 2010, the Company issued dividends of $6,275.

Liquidity and Capital Resources

 As of December 31, 2010 the Company had $5,522 in cash, $11,644 in Accounts Receivables $25,000 in Long Term Securities and $15,000 in intangible assets for a total of $57,166 in assets. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months.  Any expansion may cause the Company to require additional capital until such expansion began generating revenue. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.

Since the Company distributes it profits in the form of dividends to its shareholders, we are seeking to raise additional funds to meet our expansion needs.  It is anticipated that the raise of additional funds will principally be through the sales of our securities.  As of the date of this report, additional funding has not been secured and no assurance may be given that we will be able to raise additional funds.

 As of December 31, 2010, our total liabilities were $2,815 for the accrued income taxes; see Note 3 of our financials.

 At inception, we issued 46,000,000 shares of Class A Common Stock to our officers and directors for cash and the intangible assets that the Company used to generate income.

 During fiscal 2011, we expect that the legal and accounting costs of being a public company will continue to impact our liquidity. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

In the opinion of management, available funds will not satisfy our growth requirements for the next twelve months.  The Company expects that its current revenue will allow us to satisfy our current operations and our reporting requirement for the next twelve months.   However, if our revenue decreases we may not able to support our current operations and reporting obligations without obtaining additional funds.  We believe our currently available capital resources will allows us to begin operations within our natural resource division and maintain its operation over the course of the next 12 months; however, our other expansion plans would be put on hold until we could raise sufficient capital.  However, this is dependent on whether we can finance the cost of the machinery, as described above on page 22. If we cannot obtain such financing, our officers, directors and principal shareholders have verbally committed to providing the Company with $40,000 in financing to be used exclusively to acquire its initial machine and property with mineral reserves.  This is the only amount and for that our officers, directors and principal shareholders have committed to.

Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to implement our business plan in the manner we envision, we will need to raise additional capital.  We cannot guaranty that we will be able to raise additional funds. Moreover, in the event that we can raise additional funds, we cannot guaranty that additional funding will be available on favorable terms.

The Company believes it would need a minimum of $100,000 to fully execute on its  proposed planned operations and be able to fully fund those operations and the company’s on-going reporting obligations as a public company over the next 12 months.  This is broken down as follows:

Real Estate Div.:                                $35,000 for the acquisition of the Company’s initial property.  The Company’s staff requirements will be compensated from the rents collected as such the Company expects it needs a minimum of $35,000 to acquire the Company’s initial property and any costs associated

Marketing Div.:                                 $20,000 for the recruitment of additional sales staff.

Consulting Div.:                                $10,000 for marketing and recruitment of an additional sales staff member.

Natural Resource Div.:                     $25,000 for the acquisition of Gold claims and initial payments for extraction machinery.  The Company expects to claim between 600 and 1,000 hectares for a cost of $300 to $1,000 plus $2,500 for the attorney fees.  The Company expects to spend between $10,000 and $15,000 for geologist to map the claim sites.  The Company expects the permit process to cost approximately $5,000 and $10,000 and to put a down payment of $5,000 for the Company’s initial machinery.

Travel:                                                 $5,000 for travel to and from Gold claims in Peru.

Working Capital:                                $5,000 for general administrative purposes and the Company’s on-going reporting obligations as a public company.

Off-Balance Sheet Arrangements

 We have no off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any disagreements with our auditors on any matters of accounting principles, practices, or financial statement disclosure.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Identification of Directors and Executive Officers.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Paul Howarth	42	CEO, Director
J.W. Mezey	35	President, CFO and Director

Paul Howarth, CEO/ Director.    Mr. Howarth is our CEO and a member of the Board of Directors.  In May 2010, Mr. Howarth co-founded The Graystone Company with J.W. Mezey.  In 2007, Mr. Howarth became involved with Renard Properties, LLC which acquires and invests in real estate throughout the US.  Mr. Howarth is the managing member of Renard Properities, LLC.  Renard Properties is an affiliate of the Company due to the fact that it owns more than 10% of the Common Stock of the Company.  From August 2008 – July 2010, Mr. Howarth was the CEO and member of the Board of Directors of Forterus, Inc.  Forterus is a behavioral health company focusing on drug and alcohol rehabilitation. From February 2006- July 2008, Mr. Howarth served as the Senior Vice-President of Bear Stearns and Co.  Bear Stearns and Co. was a global investment bank and securities trading and brokerage firm.  Mr. Howarth was responsible for the purchase of mortgages from mortgage bankers that were secured by Bear Stearns or its affiliates.   From 2004 - 2006, Mr. Howarth worked as a license real estate broker in California.  From 2002 – 2004, Mr. Howarth served as the Director of Production of Home Loan Center where he was responsible for 13 sales managers and over 150 sales staff.  Home Loan Center was a mortgage broker/bank and was acquired by Lendingtree.com in 2004.  Mr. Howarth received his B.A. from Seton Hall University.

Except as stated above, none of the Companies or entities Mr. Howarth has previously worked for is a parent, subsidiary or other affiliate of the Company.

Mr. Howarth's activities related to projects not related to the business of the Company are minimal.  His responsibilities to the other entities are related to personal investments or are conducted after hours or on the weekend.  Mr. Howarth, as an uncompensated director, devotes his time to the business of Company as the operations and business of the Company require which is approximately 15 – 20 hours per week.  Furthermore, the Company expects that Mr. Howarth will, in our 2nd Quarter 2011, devote equal to or excess of 40 hours per week.

Due to Mr. Howarth’s experience of being on the board of directors and CEO of Forterus, Inc. and his experience of managing large staffs with Bear Stearns and Home Loans Center the shareholders felt Mr. Howarth should serve as a director of the Company.

J.W. Mezey, President/Director.   Mr. Mezey is our President and a member of the Board of Directors. In May 2010, Mr. Mezey co-founded The Graystone Company with Paul Howarth.  In December 2010, Mr. Mezey became a member of the LLC Renard Properties.  Mr. Mezey has no duties or responsibilities with regard to Renard Properties.  Renard Properties acquires and invests in real estate throughout the US.  Renard Properties is an affiliate of the Company due to the fact that it owns more than 10% of the Common Stock of the Company.  Since July 2008, Mr. Mezey has worked as the President of WTL Group, Inc,, his family’s company, which is in involved in the manufacturing and sell of products produced in China. WTL Group is an affiliate of the Company due to the fact that it owns more than 10% of the Common Stock of the Company.  From August 2008 – June 2010, Mr. Mezey was previously a member of the Board of Directors of Forterus, Inc. and served as its CEO from February through August 2008. Forterus is a behavioral health company focusing on drug and alcohol rehabilitation. From March 2007 - May 2008, Mr. Mezey was also the CEO of the Mezey Howarth Racing Stables which owned, raced and breed thoroughbreds throughout the United States. From January 2005 – April 2007, Mr. Mezey was the President/COO of NAPP Tour, Inc. (North American Poker Tour). NAAP Tour created a new processional poker tour that was to be aired on television. From 2004 - 2005, Mr. Mezey was the Chief Legal Officer and Interim Chief Accounting Officer of College Partnership, Inc.  College Partnership provided college preparatory services to high school student and their parents including SAT courses, selection of majors and college selection.  While at College Partnership Mr. Mezey worked with the auditors and finance department to create a system of accounting control and procedures. From 2003 - 2004, Mr. Mezey worked for Vision Direct Marketing as its Vice-President of Operations and General Counsel. From 2002 - 2003, Mr. Mezey worked as an attorney in Washington D.C. Mr. Mezey graduated from Georgetown University Law Center with an LL.M. in Securities and Financial Regulation. Mr. Mezey received his J.D., with cum laude honors, from New England School of Law and his B.S. from Virginia Commonwealth University.

Except as stated above, none of the Companies or entities Mr. Mezey has previously worked for is a parent, subsidiary or other affiliate of the Company.

Due to Mr. Mezey’s experience of being on the board of directors and CEO of Forterus, Inc., and his experience working as Chief Accounting Officer for other public companies and his background in securities law, the shareholders felt Mr. Mezey should serve as a director of the Company.

Mr. Mezey's activities related to projects not related to the business of the Company are minimal.  His responsibilities to the other entities are related to personal investments or are conducted after hours or on the weekend. Mr. Mezey's work for WTL Group is merely related to assisting his family's company on as needed basis and so long as it does not interfere with his work for the Company.   Mr. Mezey, as an uncompensated director, devotes all of his time to the business of Company as the operations and business of the Company require which is equal to or greater than 40 hours per week.  Furthermore, the Company expects that Mr. Mezey will, in our 2nd Quarter 2011, devote equal to or excess of 40 hours per week.

The foregoing persons are promoters of The Graystone Company, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Our management has not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Committees of the Board

 We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future.  Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.  A copy of the Company's code of ethics has been attached to this prospectus as Exhibit 14.

Involvement in Certain Legal

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member

Controls and Procedures

Evaluation of disclosure controls and procedures. Disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports filed under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of Paul Howarth, Chief Executive Officer and J.W. Mezey our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon and as of the date of that evaluation, Messrs. Howath and Mezey concluded that our disclosure controls and procedures are not effective to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.  The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

The Company has concluded that these are not material weaknesses.  However, the Company intends to remedy these factors as follows:

Independent Directors:  The Company intends to obtain at least 2 independent directors at its next annual shareholder meeting (expected to occur in August 2011).  The cost associated to the addition in minimal and not deemed material.

No Segregation of Duties/ Ineffective controls over financial reporting:  The company intends to hire additional staff members, either as employees or consultants,  prior to December 31, 2011.  These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities.  The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense.  It is anticipated the cost of the new staff members will be approximately $40,000 per year.

No audit committee: After the elction of the independent directors at the next annual shareholder rmeeting, the Company expects that an Audit Committee will be established.  The cost associated to the addition an audit committee are minimal and not deemed material.

Executive Compensation

The Companies’ officers and director have receive any annual salary of $1.00 per year for the services rendered on behalf of the Company.

Name and				Stock	All other
Principal Position	Year	Salary	Bonus	Awards	Compensation		TOTAL

Paul Howarth,	2010	$1.00	N/A	0	2,713	1	N/A
Chairman and CEO

J.W. Mezey, President, CFO	2010	$1.00	0	0	2,713	1	N/A
Director

1.	Represents dividend payment received to the shareholders in which Mr. Howarth and Mr. Mezey are the beneficial owners.

Director Independence

Our Board of Directors has determined that none of our directors are independent.

Policies and Procedures with Respect to Related Party Transactions

As of the date hereof, our Board of Directors has not adopted formal written policies or procedures regarding the review, approval or ratification of related party transactions. It is the Company’s intention to adopt such policies and procedures in the immediate future.  Such policies will include, among other things, descriptions of the types of transactions covered, the standards to be applied in reviewing such transactions, the process for review of such transactions, and the individuals on the Board of Directors or otherwise who are responsible for implementing the policies and procedures. It is our intention that our audit committee, which will be comprised entirely of independent directors, will be responsible for such matters on an ongoing basis, consistent with its written charter.  Notice of the Company’s adoption of these policies and procedures will be given to all appropriate Company personnel.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Delaware Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company, 380 Lexington Ave, 17th Floor, New York, New York 10168.

Name and Address	Class A Common Stock Shares Beneficially Owned	Percentage Class	Class B Common Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
Paul Howarth, CEO and Chairman1,2	23,000,000	42.2%	350,000	50%	47.4%
J.W. Mezey, President, C.F.O., Director3,4	23,000,000	42.2%	350,000	50%	47.4%

1.
This includes 23,000,000 Class A shares and 350,000 lass B held by Renard Properties, LLC.  Which Messrs. Howarth and Mezey are members and Mr. Howarth is the managing member.  Mr. Mezey is not a beneficial owner since pursuant to Rule 13d-3 he does not have power to vote, or to direct the voting of, such security or power to dispose, or to direct the disposition of, such security.  These powers rest solely with the managing member Paul Howarth.

2.	This includes 20,000,000 Class A and 300,000 Class B held by WTL Group, Inc. which Mr. Mezey’s family owns and he is the President/CEO.
3.	Mr. Howarth owns no shares directly in is name
4.	Mr. Mezey owns 3,000,000 Class A and 50,000 Class B shares directly in his name

Certain Relationships and Related Transactions, and Director Independence

On May 27th, 2010 (inception), we issued 500,000 restricted shares of our Class A Common Stock to Renard Properties, LLC and 500,000 restricted shares of our Class A Common Stock to J.W. Mezey in exchange for $100 which was used for operations.

On May 27th, 2010 (inception), we issued 22,500,000 restricted shares of our Class A Common Stock to Renard Properties, LLC and 20,000,000 restricted shares of our Class A Common Stock to WTL Group, Inc. and 2,500,000 restricted shares of our Class A Common Stock to J.W. Mezey in exchange for $15,000 in intangible assets used in our marketing division.

On January 25, 2011, we issued 8,750,000 restricted shares of our Class A Common Stock to investors exchange for $52,500 cash to friends and family of our Directors and Officers.  The cash raised will be used in our operations and for our natural resources division.

On January 25, 2011, we issued 350,000 restricted shares of our Class B Common Stock to Renard Properties, LLC, 300,000 shares of our Class B Common Stock to WTL Group, Inc. and 50,000 shares of our Class B Common Stock exchange for $7,000 in dividend payments.

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Section 145 of the General Corporation Law of Delaware and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of The Graystone Company, Inc.

We have audited the accompanying balance sheets of The Graystone Company, Inc. as of December 31, 2010, and the related operating statements, shareholders’ equity, and cash flows for the period May 27, 2010 (date of inception) through December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Graystone Company, Inc. as of December 31, 2010, and the results of its operations and their cash flows for the period from May 27, 2010 (date of inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operation.

/s/ Collie Accountancy
Collie Accountancy
Newport Beach, CA

January 21, 2010

THE GRAYSTONE COMPANY, INC.
BALANCE SHEET

	From Inception on May 27, 2010 Through	Nine Months Ended
Balance Sheets	December 31, 2010	September 30, 2010
	(Audited)	(Unaudited)
ASSETS:
Current assets:
Cash or cash equivalents	$5,522	$5,107
Accounts receivable	11,644	6,922
Total current assets	17,166	12,029
Long term securities	25,000	-
Acquired intangible assets	15,000	15,000
Total assets	$57,166	$27,029
LIABILITIES AND SHAREHOLDER EQUITY

Total liabilities	$2,815	$-
Shareholder equity:
Class A Common Stock, Par Value $.0001 46,000,000 and 46,000,000 Issued and Outstanding, respectively	4,600	4,600
Additional Paid In Capital	10,500	10,500
Retained earning	45,526	11,929
Dividend paid	(6,275)	-
Total shareholders' equity	54,351	27,029
Total liabilities and shareholders' equity	$57,166	$27,029

See accompanying notes to the financial statements

THE GRAYSTONE COMPANY, INC.
STATEMENT OF OPERATIONS

	From Inception on May 27, 2010 Through	Nine Months Ended
Statement of Operations	December 31, 2010	September 30, 2010
	(Audited)	(Unaudited)

Ordinary Income	$74,804	$16,148
Refunds/Discount	(5,980)	$(1,615)
Net Income	68,824	14,533
Cost of Goods Sold	14,074	2,354
Gross Profit	54,750	12,179
Operating Expenses
SG&A	6,409	250
Total Operating Expenses	6,409	250
Operating Income	48,341	11,929
Provisions for Income Tax	2,815	-
Net Income	$45,526	$11,929

Earnings Per Share, Basic and Diluted	$0.001	$0.0003

Earnings Per Share, Basic and Diluted	46,000,000	46,000,000

See accompanying notes to the financial statements.

THE GRAYSTONE COMPANY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the period from May 27, 2010 (Inception) through December 31, 2010

	Common Stock		Additional Paid			Total Stockholders’
	Shares	Amount	In Capital	Net Profit	Dividends	Equity

Balances, May 27, 2010 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock on May 27, 2010 at $.0001 per share	46,000,000	4,600	10,500	-	-	15,100
Dividends Issued	-	-	-	-	(6,275)	(6,275)
Net profit	-	-	-	45,526	-	45,526

Balances December 31, 2010	46,000,000	$4,600	$10,500	$45,526	$(6,275)	$54,351

See accompanying notes to the financial statements.

THE GRAYSTONE COMPANY, INC.
STATEMENT OF CASH FLOWS

	From Inception on May 27, 2010 Through	Nine Months Ended
	December 31, 2010	September 30, 2010
	(Audited)	(Unaudited)

Cash flows from operating activities
Net Income	$45,526	$11,929
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts Receivable	(11,644)	(6,922)
Accrued Income Taxes	2,815
Stock Based Compensation	(25,000)	-
Net cash provided by operating activities	11,697	5,007

Cash flows from investing activities
Intangible Assets	(15,000)	(15,000)
Net cash provided by investing activities	(15,000)	(15,000)

Cash flows from financing activities
Common Issued for intangible assets	15,000	15,000
Common Issued for cash	100	100
Dividends Paid	(6,275)	-
Net cash provided by financing activities	8,825	15,000

Cash balance, beginning of periods	-	-

Cash balance, end of periods	$5,522	$5,107

Supplementary information:
Cash paid for:
Interest	$--	$--
Accrued income taxes	$2,815	$--

See accompanying notes to the financial statements

THE GRAYSTONE COMPANY, INC.

NOTES TO THE FINANCIAL STATEMENTS

For the year ended December 31, 2010

Note 1 – Nature of Operations

The Graystone Company, Inc. (“Graystone”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of New York on May 27, 2010 under the name of Argentum Capital, Inc.   Graystone was reincorporated in Delaware on January 10, 2011 and subsequently renamed the Company to The Graystone Company, Inc on January 14, 2011.  Graystone is domiciled in the state of Delaware, and its corporate headquarters are located in New York, New York. The Company selected December 31 as its fiscal year end.

Going Concern

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Management feels the limited history of the Company and its future cash needs to implement its business plan raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management's plans with respect to alleviating the adverse financial conditions that caused shareholders to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

The Company’s current assets are not deemed to be sufficient to fund ongoing expenses related to the planned expansion of operations. In order to implement its entire business plan, the Company will need to raise additional capital through equity or debt financings or through loans from shareholders or others. The ability of the Company to continue as a going concern is dependent upon its ability to successfully raise additional capital and eventually attain profitable operations. There can be no assurance that the Company will be able to raise additional capital or execute its business strategy.

Note 2 – Significant Accounting Policies

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on December 30.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(Note 2 – Continued)

If the Company is successful in raising funds and becoming a business development company, its principal estimates will involve the determination of the value of its portfolio companies.

The net asset value per share of our outstanding shares of Class A Common Stock will be determined quarterly, as soon as practicable after, and as of the end of, each calendar quarter, by dividing the value of total assets minus total liabilities by the number of shares outstanding at the date as of which such determination is made.

In calculating the value of our total assets, we will value securities that are publicly traded at the closing price on the valuation date for exchange traded and NASDAQ listed securities or the average of the bid and asked prices for other securities.  Debt and equity securities that are not publicly traded will be valued at fair value as determined in good faith by the valuation committee of our board of directors based on the recommendation by our investment adviser and under valuation guidelines adopted by our board of directors, and then approved by our entire board of directors.  Initially, the fair value of these securities will be their original cost. Debt securities valued at cost would be revalued for significant events affecting the issuer's performance and equity securities valued at cost would be revalued if significant developments or other factors affecting the investment provide a basis for valuing the security at a price other than cost, such as results of subsequent financing, the availability of market quotations, the portfolio company's operations and changes in market conditions.

Debt securities with remaining maturities of 60 days or less at the time of purchase will be valued at amortized cost.  Debt securities which are publicly traded will be valued by using market quotations obtained from pricing services or dealers.  Our valuation guidelines are subject to periodic review by our board of directors and may be revised in light of our experience, regulatory developments or otherwise.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures.  Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and other intangible assets are tested for impairment annually and more frequently if facts and circumstances indicate goodwill carrying values exceed estimated reporting unit fair values and if indefinite useful lives are no longer appropriate for the Company’s trademarks. Based on the impairment tests performed, there was no impairment of goodwill or other intangible assets in fiscal 2010. Definite-lived intangibles are amortized over their estimated useful lives. For further information on goodwill and other intangible assets, see Note 5.

Basic and diluted net loss per share

Basic loss per share is computed using the weighted average number of shares of Class A Common Stock outstanding during each period. Diluted loss per share includes the dilutive effects of Class A Common Stock equivalents on an “as if converted” basis. Basic and diluted loss per share are the same due to the absence of Class A Common Stock equivalents.

(Note 2 – Continued)

Income taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109").  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  There were no current or deferred income tax expenses or benefits due to the Company not having any material operations since inception.

Net profit/loss per common share

Net profit/loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Class A Common Stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of Class A Common Stock and potentially outstanding shares of Class A Common Stock during each period.  There were no potentially dilutive shares outstanding as of January 26, 2011.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Recently Issued Accounting Pronouncements - In January 2010, the FASB issued ASC Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” which updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

There are several other new accounting pronouncements issued or proposed by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

Note 3 – Income Taxes

Current tax provisions:

Federal	$1,797
State	$1,018
Total	$2,815

The Company elects the cash basis of income tax reporting.  Temporary differences in income recognition between accrued basis accounting method and cash basis accounting method and cash basis accounting method will be recognized in subsequent income tax provisions.

Note 4 – Related Party Transaction

On May 27th, 2010 (inception), we issued 500,000 restricted shares of our Class A Common Stock to Renard Properties, LLC and 500,000 restricted shares of our Class A Common Stock to J.W. Mezey in exchange for $100 which was used for operations.

On May 27th, 2010 (inception), we issued 22,500,000 restricted shares of our Class A Common Stock to Renard Properties, LLC and 20,000,000 restricted shares of our Class A Common Stock to WTL Group, Inc. and 2,500,000 restricted shares of our Class A Common Stock to J.W. Mezey in exchange for $15,000 in intangible assets used in our marketing division.

On January 25, 2011, we issued 350,000 restricted shares of our Class B Common Stock to Renard Properties, LLC, 300,000 shares of our Class B Common Stock to WTL Group, Inc. and 50,000 shares of our Class B Common Stock exchange for $7,000 in dividend payments.

Note 5 – Other Intangible Assets and Goodwill

Other intangible assets: Consist of trade secrets and technology cost pending further validation.

Indefinite-lived intangibles	$15,000	$15,000
Definite-lived intangibles	-	-
Accumulated amortization	-	-
Definite-lived intangibles, net	-	-

Total other intangible assets	$15,000	$15,000

Definite-lived intangibles approximate remaining weighted average useful life in years	-	-

Note 6 – Class A Common Stock

The Company is authorized to issue 700,000,000 shares of Class A Common Stock, Class A, with a par value of $0.001.  On May 27, 2010, the Company issued 46,000,000 shares of Class A Common Stock.  In the period ended December 31, 2010, the company issued a total of 46,000,000.

The Company is authorized to issue 5,000,000 shares of Class B Common Stock, Par Value with a par value of $0.001.  The Class B shares do not have the right to convert into Series A.  Additionally , the Series B votes with the Common A shareholders, unless prohibited by law, and have voting rights equal to 100 votes for each share of Class B Common Stock.  On January 25, 2011, the Company issued 700,000 shares of Class B, Class A Common Stock.

Note 7 – Dividends

The Company declared and paid edcash dividend to its shareholders during fiscal year ending December 31, 2010.

Note 8 – Subsequent Events

On January 25, 2011, the Board of Directors amended the Articles of Incorporation to increase the amount of Class B Common Stock to 5,000,000.

On January 25, 2011, the Board of Directors declared a dividend of $10,000 for the shareholders of record as of December 31, 2010.  The dividend shall be paid $3,000 in cash and $7,000 in Class B Common Stock.

On January 25, 2011, the Board of Directors issued 700,000 shares of Class B Common Stock to its shareholders as of December 31, 2010.

On January 25, 2011, the Board of Directors issued 8,750,000 shares of Class A, Class A Common Stock in exchange for $52,500.

PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We are bearing all expenses in connection with this registration statement other than sales commissions.  Estimated expenses payable by us in connection with the registration and distribution of the Class A Common Stock registered hereby are as follows.

SEC Filing Expenses	$1,000
Printing	$500
Legal and Accounting	$5,000
Misc. Expenses	$2,500
SUB-TOTAL	$9,000

Item 14. Indemnification of Directors and Officers

The Graystone Company, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Delaware law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Item 15.Unregistered Sales of Equity Securities and Use of Proceeds

The following sets forth information relating to all previous sales of our Class A Common Stock, which sales were not registered pursuant to the Securities Act.

On May 27th, 2010 (inception), we issued 500,000 restricted shares of our Class A Common Stock to Renard Properties, LLC in exchange for $50 cash which was used for operations and to open the company's initial bank account and 500,000 restricted shares of our Class A Common Stock to J.W. Mezey in exchange for $50 cash which was used for operations and to open the company's initial bank account.  The price per share was at par value or $.0001 per share.

On May 27th, 2010 (inception), we issued 22,500,000 restricted shares of our Class A Common Stock to Renard Properties, LLC in exchange for $7,500 in intangible assets used in our marketing division.  The price per share was $.00033.  We also issued 20,000,000 restricted shares of our Class A Common Stock to WTL Group, Inc. and 2,500,000 restricted shares of our Class A Common Stock to J.W. Mezey in exchange for $7,500 in intangible assets used in our marketing division. The price per share was $.00033.  The company issued these shares at a higher price due to the fact that the consideration was not cash but the intangible assets that Company's uses to generate income in its Marketing Division.

On January 25, 2011, we issued 8,750,000 restricted shares of our Class A Common Stock to investors exchange for $52,500 cash.  The cash raised will be used in our operations and for our natural resources division. The price per share was $.006.

On January 25, 2011, we issued 350,000 restricted shares of our Class B Common Stock to Renard Properties, LLC, in exchange for $3,500 in dividend payments at a price per share of $.01.  We also issued 300,000 shares of our Class B Common Stock to WTL Group, Inc. and 50,000 shares of our Class B Common Stock to J.W. Mezey exchange for $3,500 in dividend payments at a price per share of $.01.

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•
the investors  represented to us that they were acquiring the securities for their own account for investment and not for the account of any other  person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•
we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•
the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;
•
each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers  regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;
•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;
•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;
•
we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;
•	no underwriter was involved in the offering; and
•
we made  independent  determinations  that  such  persons  were sophisticated or accredited investors and that they were capable of  analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

ITEM 26: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Restated Articles of Incorporation
3.2	By-Laws (filed under Form 10 on January 24, 2011)
4.1	Subscription Agreement
5.1	Opinion of Collie Accountancy
14.1	Code of Ethics
21.1	List of Subsidiaries
23.1	Consent of Brinen & Associates, LLC

ITEM 27: UNDERTAKING

The undersigned Registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any additional or changed material information on the plan of distribution.

Provided however, That:

i.
Paragraphs (1)(a) and (1)(b) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

ii.
Paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.  For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3.  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.  For the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, The Graystone Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York, on March 10, 2011 .

The Graystone Company, Inc.

By:	/s/ J.W. Mezey
J.W. Mezey
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman of the Board
/s/ Paul Howarth	Director, Principal Executive Officer	March 10, 2011
Paul Howarth

President, Director, Secretary
/s/ J.W. Mezey	Principal Accounting Officer	March 10, 2011
J. W. Mezey	Principal Financial Officer